UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 5, 2005

Radnor Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-19495	23-2674715
(Commission File Number)	(IRS Employer Identification No.)

Radnor Financial Center, Suite A300 150 Radnor Chester Road, Radnor, Pennsylvania	19087-5292
(Address of Principal Executive Offices)	(Zip Code)

(610) 341-9600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On May 5, 2005, StyroChem Finland Oy, an indirect wholly-owned subsidiary of Radnor Holdings Corporation, amended and restated its long term requirements contract with Lyondell Chemie Nederland B.V. for the supply of styrene monomer. The amended and restated contract provides for Lyondell’s supply of a significant portion of StyroChem Finland’s styrene monomer requirements for a five year term effective as of January 1, 2005, subject to earlier termination upon the occurrence of certain specified events.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

A conference call to discuss first quarter 2005 financial results of Radnor Holdings Corporation, will be held on Monday, May 16, 2005 at 10:00 a.m. EDT. The call-in number is 800-443-6290. If you are unable to be with us on May 16th, a replay will be available shortly after the call ends until May 30, 2005 at 12:30 p.m. EDT. Please dial 800-633-8284, access code 21247032.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADNOR HOLDINGS CORPORATION

Dated: May 11, 2005	By:	/s/ Michael T. Kennedy
Michael T. Kennedy
President and Chief Executive Officer

3